UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6130 Elton Avenue, Las Vegas, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		1-888-597-8899

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01         Entry into a Material Definitive Agreement

Joint Venture - India

On October 28, 2009, Quadra Projects Inc.’s (the “Company”) wholly owned subsidiary, Quadra Energy Systems Inc. (“QES”) entered into an agreement with Geetas Infra (“GI”), a wholly owned subsidiary of CMR Power Projects Pvt. Ltd. of India, establishing a strategic partnership to market the QES2000 Waste to Energy conversion system throughout India. The term of the agreement is 40 years.

Geetas Infra is located in India and is a major supplier of 'clean electrical power’ as well as the developer of ‘alternate energy centers’ throughout the region. The QES2000 conversion system is a patented technology capable of converting a wide variety of waste materials including used tires, municipal waste, e-waste, hospital waste, etc., into marketable by-products, with no measurable pollution. This conversion technology can provide a revenue stream from the sale of by-products.

GI and QES agree to jointly incorporate a joint venture corporation (the “Joint Venture Corporation”), which corporation shall have an authorized share capital of 50,000 common shares or such number of shares as the parties may agree upon. The resulting interest of each party in the Joint Venture Corporation shall be as follows:

GI	51% of issued common shares
QES	49% of issued common shares

The Joint Venture corporation will be organized for the purpose of commercializing the QES2000 waste to energy conversion technology described under the trade name the QES2000 System, distributing or joint venturing the QES2000 with or to third parties and establishing an assembly plant for the assembling of the QES2000 System in India in India, and for the purpose of engaging in all activities and transactions that are necessary in furtherance of that purpose with the ultimate exit strategy of developing and commercializing the technology. The Joint Venture Corporation shall not engage in any other activity except as set forth above. The parties agree that the Joint Venture Corporation shall have the exclusive distribution rights for India subject to various terms and conditions.

GI and QES shall form and constitute a management committee ("Management Committee") which shall have the responsibility for the general operation, financial reporting, marketing and sales, administration and arrangement of the Joint Venture Corporation and shall decide all matters of policy relating to such business. In particular, the Management Committee shall cause the terms of this agreement to be implemented and give such directions to the Parties and Officers of the Joint Venture Corporation as may be necessary from time to time.

The Executive Committee shall appoint a representative of GI as President (the “President”) and another representative as Chief Technical Officer of the Joint Venture Corporation and the Joint Venture Corporation shall establish such other management positions as the Executive Committee shall deem appropriate from time to time. The President and Chief Technical Officer shall be under fiduciary duties to conduct the day to day business affairs of the Joint Venture Corporation in accordance with the directions of Executive Committee and in the best interests of the Joint Venture Corporation, including the safekeeping of all Joint Venture Corporation property and the use thereof for the exclusive benefit of the Joint Venture Corporation.

All costs and expenses incurred by the Management Committee in connection with the carrying out of the terms of this agreement or the management of the Joint Venture Corporation shall be borne by the Joint Venture Corporation.

A copy of the Consulting Agreement with GI is attached as Exhibit 10.1.

Marketing and Joint Venture

On October 28, 2009, QES entered into an agreement with Avani Corporation SDN BHD (“Avani”) of Malaysia, and Zhunger Capital Partners Inc. (“Zhunger”) of Taiwan, to exclusively market the QES2000 conversion system in Korea, Cambodia, Thailand, Malaysia, Indonesia, Saudi Arabia and Egypt (the “Territories”). The agreement also provides that Avani and Zhunger may establish joint ventures with third parties for the establishment of an assembly facility and/or manufacturing plant in the Territories. Avani and Zhunger will also be granted rights to locate and appoint key distributors and agents.

QES shall grant Avani and Zhunger the right to locate and appoint key distributors and agents, wherein this will also include the granting of a right to the distributors and agents to, use and demonstrate the QES2000 System, when one is manufactured for the Territories, advertise, market, sell and otherwise distribute the QES2000 System in the Territories to customers who are end users and/or joint venture partners, advertise, market, sell, and otherwise distribute the QES2000 System in the Territories to sub-distributors or sub-agents for further distribution to end users and/or joint venture partners, screen and select a funding group to joint venture in the establishment of an assembly facility and/or manufacturing plant in the Territories for the QES2000 System.

The agreement is effective October 30, 2009 for a term of 20 years.

A copy of the Marketing and Joint Venture Agreement with Avani and Zhunger is attached as Exhibit 10.2.

Consulting Agreement – Paradigm Capital Corporation

On October 23, 2009, the Company entered into an agreement with Paradigm Capital Corporation (“Paradigm”) of Taiwan, for corporate and marketing consulting in Asia. Pursuant to the terms of the agreement Paradigm shall provide assistance on corporate structure and specific projects, including and relating to marketing, road show presentations and related matters. The agreement is effective October 23, 2009 and expires January 31, 2010 with an option on part of the Company to extend the term until May 31, 2010.

Consideration for the services of Paradigm is $56,000 per month or a total of $168,000 for the full term until January 31, 2010. The total consideration to be paid to Paradigm shall be paid by the issuance of 525,000 restricted common shares of the Company at a price of $0.32 per share upon signing of the agreement.

A copy of the Consulting Agreement with Paradigm is attached as Exhibit 10.3.

Consulting Agreement – Alpha International Marketing Corp.

On October 28, 2009, the Company entered into an agreement with Alpha International Marketing Corp. (“Alpha”), of Chile, for corporate and marketing consulting in Asia, North America, South America and the Caribbean to provide assistance on corporate structure and specific projects, including and relating to marketing, road show presentations and related matters. The agreement is effective October 28, 2009 and expires January 31, 2010 with an option on part of the Company to extend the term until May 31, 2010.

Consideration for the services of Alpha is $50,000 per month or a total of $150,000 for the full term until January 31, 2010. The total consideration to be paid to Alpha shall be paid by the issuance of 535,000 common shares of the Company at $0.28 per share upon signing of the agreement.

A copy of the Consulting Agreement with Alpha is attached as Exhibit 10.4.

Amendment to Technology Purchase Agreement

On June 1, 2009, QES entered into an amendment agreement with Quadra Marketing Corp. to amend terms of the Technology Purchase Agreement dated April 30, 2009, wherein QES acquired the rights to the waste conversion technology. The original agreement provided that the purchase price for the technology would be 3,000,000 common shares (6,000,000 post split common shares) and a royalty fee of 5% of gross revenues.

Subsequently, the parties mutually agreed that the purchase price for the technology would be 10% of gross revenues. The 3,000,000 common shares (6,000,000 post split common shares) originally issued as part of the consideration shall be returned to the Company for cancellation within 30 days.

A copy of the Amendment Agreement with Quadra is attached as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1	Joint Venture Corporation Agreement dated October 28, 2009 with Geetas Infra
Exhibit 10.2	Consulting Agreement dated October 28, 2009 with Avani Corporation SDN BHD and
Zhunger Capital Partners Inc.
Exhibit 10.3	Consulting Agreement dated October 23, 2009 with Paradigm Capital Corporation
Exhibit 10.4	Consulting Agreement dated October 28, 2009 with Alpha International Marketing Corp.
Exhibit 10.5	Amendment Agreement dated June 1, 2009 with Quadra Marketing Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC. /s/ Claude Diedrick Claude Diedrick President, CEO, CFO, and Director

Date: October 30, 2009

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